     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998
                                                     REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                    FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                        THE CHARLES SCHWAB CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              94-3025021
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                             101 MONTGOMERY STREET
                            SAN FRANCISCO, CA 94104
                                (415) 627-7000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             JOSEPH R. MARTINETTO
                      SENIOR VICE PRESIDENT AND TREASURER
                        THE CHARLES SCHWAB CORPORATION
                             101 MONTGOMERY STREET
                            SAN FRANCISCO, CA 94104
                                (415) 627-7000

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

       LAWRENCE B. RABKIN, ESQ.
       HOWARD, RICE, NEMEROVSKI,                JOHN M. BRANDOW, ESQ.
         CANADY, FALK & RABKIN                  DAVIS POLK & WARDWELL
      A PROFESSIONAL CORPORATION                 450 LEXINGTON AVENUE
  THREE EMBARCADERO CENTER, 7TH FLOOR          NEW YORK, NEW YORK 10017
        SAN FRANCISCO, CA 94111

                               --------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

  If the securities being registered on the form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                              PROPOSED MAXIMUM
                                                 AGGREGATE
              TITLE OF EACH CLASS OF              OFFERING        AMOUNT OF
           SECURITIES TO BE REGISTERED            PRICE(1)     REGISTRATION FEE
-------------------------------------------------------------------------------
     Debt Securities(2)(3)...................   $150,000,000       $44,250
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) This Registration Statement also relates to offers and sales of Debt Securities in connection with market-making transactions by and through Charles Schwab & Co., Inc., an affiliate of the Registrant.
(3) Pursuant to Rule 429, the Prospectus in this Registration Statement also relates to up to $55,000,000 of Debt Securities covered by Registration Statement No. 333-12727, upon which a registration fee of approximately $18,966 has been paid, but which have not been offered or sold.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOT SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Dated     , 1998

                                  $205,000,000

                         THE CHARLES SCHWAB CORPORATION

                                DEBT SECURITIES

                                --------------

      The Company may offer and issue from time to time in one or more series debt securities (the "Debt Securities") with an initial aggregate offering price not to exceed U.S. $205,000,000. The Company will offer Debt Securities to the public on terms determined by market conditions. Debt Securities will be issuable in registered form without coupons. Debt Securities will be sold for U.S. dollars; principal of, premium, if any, and any interest on Debt Securities will likewise be payable in U.S. dollars.

      The accompanying Prospectus Supplement sets forth the ranking as senior or senior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest, listing (if any) on a securities exchange and any other specific terms of the Debt Securities and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of such Debt Securities. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. Any such underwriters (and any representative thereof), dealers or agents may include Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Charles Schwab & Co., Inc.

                                --------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR  ANY STATE SECURITIES  COMMISSION PASSED UPON  THE ACCURACY
    OR  ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE  CONTRARY IS
      A CRIMINAL OFFENSE.

                                --------------

      Debt Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. The Company may also sell Debt Securities directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

      This Prospectus and the accompanying Prospectus Supplement may be used by Charles Schwab & Co., Inc., which is a wholly owned subsidiary of the Company, in connection with offers and sales of Debt Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Charles Schwab & Co., Inc. may act as principal or agent in such transactions.

       , 1998

      No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                             ---------------------

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval system. The Company's Common Stock, par value $.01 per share (the "Common Stock"), is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014.

      The Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

      The Company has filed with the Commission (File No. 1-9700) its Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, which are incorporated herein by reference.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of the Debt Securities and (ii) the date on which Charles Schwab & Co., Inc. ("Schwab") ceases offering and selling previously issued Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Copies of the above documents (excluding exhibits) may be obtained upon request by persons to whom this Prospectus is delivered without charge from the Investor Relations Department, 101 Montgomery Street, San Francisco, California 94104 (telephone number 415/627-8786).

      CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE DEBT SECURITIES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES. SPECIFICALLY, THE UNDERWRITERS OR AGENTS SPECIFIED IN THE RELEVANT PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE DEBT SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS AND "PLAN OF DISTRIBUTION" OR "UNDERWRITING" IN THE RELEVANT PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT.

                        THE CHARLES SCHWAB CORPORATION

      The Charles Schwab Corporation (the "Company") engages, through its subsidiaries, in securities brokerage and related financial services, including retail brokerage, mutual funds, support services for independent investment managers, equity securities market-making and 401(k) defined contribution plans. Schwab, the Company's principal operating subsidiary, provides brokerage and related investment services to approximately 5 million active investor accounts through 275 offices nationwide. The Company provides similar services to British investors through its subsidiary in the United Kingdom, Charles Schwab Europe (formerly known as ShareLink). Mayer & Schweitzer, Inc. ("M&S"), a market maker in Nasdaq and other securities, provides trade execution services to broker-dealers and institutional customers. Charles Schwab Investment Management, Inc. is the investment adviser for Schwab's proprietary mutual funds.

      The Company was incorporated in Delaware in November 1986. Schwab was incorporated in California in 1971 and merged in 1983 with a subsidiary of BankAmerica Corporation. The Company acquired Schwab in a management-led leveraged buyout in March 1987 and became a publicly held company in September 1987. Its principal executive offices are located at 101 Montgomery Street, San Francisco, CA 94104 (telephone number 415/627-7000).

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated.

                                       THREE MONTHS
                                           ENDED
                                         MARCH 31,     YEAR ENDED DECEMBER 31,
                                       ------------    ------------------------
                                        1998    1997   1997 1996 1995 1994 1993
                                       ------  ------  ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 (unaudited).........................     1.7     1.9  1.8  1.9  1.7  2.0  2.4
Ratio of earnings to fixed charges as
 adjusted (unaudited)................     5.4     6.4  5.9  5.9  5.9  7.0  7.2

      For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before extraordinary charge, income taxes and fixed charges. Fixed charges for the purpose of calculating the ratio of earnings to fixed charges consist of interest expense incurred on payables to customers, subordinated borrowings, term debt, capitalized interest and one-third of rental expense, which is estimated to be representative of the interest factor.

      For the purpose of calculating the ratio of earnings to fixed charges as adjusted, interest expense incurred on payables to customers is eliminated as a fixed charge. The Company considers interest expense incurred in connection with payables to customers to be an operating expense, since such interest is completely offset by interest revenue on related investments and margin loans.

                                USE OF PROCEEDS

      The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include additions to working capital, investing in or extending credit to subsidiaries, capital expenditures, stock repurchases, repayment of indebtedness or acquisitions. Further details relating to the use of the net proceeds may be set forth in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEBT SECURITIES

      The Debt Securities will constitute either senior or senior subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a Senior Indenture dated as of July 15, 1993 (the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as trustee (the "Trustee"), and, in the case of Debt Securities that will be senior subordinated debt, under a Subordinated Indenture dated as of July 15, 1993 (the "Senior Subordinated Debt Indenture") between the Company and the Trustee. The Senior Debt Indenture and the Senior Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and the Company's negative pledge. See "Senior Subordinated Debt" and "Certain Covenants of the Company." The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

GENERAL

      Neither of the Indentures limits the amount of additional indebtedness that the Company may incur. The Debt Securities will be unsecured senior or senior subordinated obligations of the Company. The Company is a holding company, the consolidated operations of which are carried out through wholly owned subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain subsidiaries, including Schwab, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and various regulatory bodies.

      The Indentures provide that Debt Securities may be issued from time to time in one or more series.

      Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) classification as senior or senior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) any date of maturity; (iii) interest rate or rates (or the method by which such rate will be determined); (iv) the dates on which any such interest will be payable; (v) the place or places where the principal of, premium, if any, and interest on the Offered Debt Securities will be payable; (vi) any redemption, repayment or sinking fund provisions; (vii) any applicable United States federal income tax consequences; and (viii) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or be advisable under applicable laws or regulations.

      Debt Securities may be presented for exchange and registration of transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Subject to the limitations provided in the applicable Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

      Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Certain Debt Securities may be treated as having been issued at a discount for United States federal income tax purposes, as described in the relevant Prospectus Supplement.

GLOBAL SECURITIES

      The Debt Securities of a series may be issued in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Registered Global Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only securities that are payable in U.S. dollars.

      The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

      So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

      Payments of principal, premium, if any, and interest on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

      If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

SENIOR DEBT

      The Debt Securities that will constitute part of the senior debt of the Company ("Senior Debt Securities") will be issued under the Senior Debt Indenture and will rank pari passu with all the other unsecured and unsubordinated debt of the Company.

SENIOR SUBORDINATED DEBT

      The Debt Securities that will constitute part of the senior subordinated debt of the Company ("Senior Subordinated Debt Securities") will be issued under the Senior Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Senior Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) indebtedness of the Company, whether outstanding on the date of the Senior Subordinated Debt Indenture or thereafter created, that is (i) for money borrowed by the Company (including, without limitation, capitalized lease obligations), (ii) for money borrowed by others and guaranteed, directly or indirectly, by the Company or
(iii) constituting purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by the Company, for the payment of which the Company is directly or contingently liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to (whether outstanding on the date of the Senior Subordinated Debt Indenture or thereafter created), any such indebtedness, unless by the terms of the instrument creating or evidencing any such indebtedness referred to in clause (a) or clause (b) above it is expressly provided that such indebtedness is not superior in right of payment to the Senior Subordinated Debt Securities and/or it is expressly provided that such indebtedness is itself subordinated to any other indebtedness of the Company. As used in the preceding sentence, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise. The term Senior Indebtedness shall not include (i) indebtedness of the Company to a subsidiary of the Company for money borrowed or advances from a subsidiary of the Company or (ii) the Senior Subordinated Debt Securities. (Senior Subordinated Debt Indenture, Section 1.1)

      In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amount due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Senior Subordinated Debt Securities shall have been declared due and payable upon an Event of Default pursuant of Section 5.1 of the Senior Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Senior Subordinated Debt Securities are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Senior Subordinated Debt Securities, other than a payment constituting shares of stock of the Company, as reorganized or readjusted, or securities of the corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of the Senior Indebtedness which may at the time be outstanding. (Senior Subordinated Debt Indenture, Section 13.1) If this Prospectus is being delivered in connection with a series of Senior Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS OF THE COMPANY

      The following restrictions apply to each series of Debt Securities unless the terms of such series of Debt Securities provide otherwise.

      NEGATIVE PLEDGE. The Senior Indenture provides that the Company and any successor corporation will not, and will not permit any Subsidiary (as defined in such Indenture) to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by such Indenture) on the Voting Securities (as defined in such Indenture) of Schwab, M&S or Schwab Holdings, Inc. (a wholly owned subsidiary of the Company that owns all of the common stock of Schwab) without making effective provision whereby the Debt Securities issued under such Indenture will be secured equally and ratably with such secured indebtedness. (Senior Debt Indenture, Section 3.6)

      MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE. Each Indenture provides that the Company will not merge or consolidate with any other corporation and will not sell, lease or convey all or substantially all its assets to any person, unless the Company shall be the continuing corporation, or the successor corporation in any merger or consolidation (if other than the Company) or the person that acquires or leases all or substantially all the assets of the Company shall be a corporation organized under the laws of the United States or a State thereof or the District of Columbia and shall expressly assume all obligations of the Company under such Indenture and the Debt Securities issued thereunder, and immediately after such merger, consolidation, sale, lease or conveyance, the Company, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such Indenture to be performed or observed by the Company. (Senior and Senior Subordinated Debt Indentures, Section 9.1)

      This covenant would not apply to a recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or sale, lease or conveyance of all or substantially all of the assets of the Company. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

EVENTS OF DEFAULT

       An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default for 60 days after written notice in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series;
(d) certain events of bankruptcy, insolvency or reorganization; (e) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of indebtedness, which term as used in each Indenture means obligations (other than non-recourse obligations or the Debt Securities of such series issued under such Indenture) of, or guaranteed or assumed by, the Company for borrowed money (including, without limitation, capitalized lease obligations) or evidenced by bonds, debentures, notes or other similar instruments ("Indebtedness") in an amount due and payable at maturity in excess of $10,000,000 and continuance of such failure for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of the outstanding Debt Securities (treated as one class) issued under such Indenture; or (f) a default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $10,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded, or annulled for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of the outstanding Debt Securities (treated as one class) issued under such Indenture; provided, however, that if any such failure, default or acceleration referred to in clause (e) or (f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Senior Subordinated Debt Indentures, Section 5.1)

      Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or any interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or any interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Senior and Senior Subordinated Debt Indentures,
Section 5.1 and Section 5.10)

      Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities (treated as one class) issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Senior and Senior Subordinated Debt Indentures, Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Senior and Senior Subordinated Debt Indentures, Section 5.9)

      Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture. (Senior and Senior Subordinated Debt Indentures, Section 5.6 and Section 5.9)

      Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Senior and Senior Subordinated Debt Indentures, Section 3.5) See "Concerning the Trustee," below.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

      The Company can discharge or defease its obligation under each Indenture as set forth below. (Senior and Senior Subordinated Debt Indentures, Section 10.1)

      Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or U.S. Government Obligations (as defined in such Indenture) as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities.

      The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost, or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by Sections 3.6 and 9.1, in the case of the Senior Debt Indenture, and Section 9.1, in the case of the Senior Subordinated Debt Indenture (which contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases), and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in the United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Senior Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Senior Subordinated Debt" above, would prevent the Company from making payments of principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Trustee an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness and
(2) after the 91st
day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the Trustee and the holders of the Senior Subordinated Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

MODIFICATION OF THE INDENTURES

      Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Senior Subordinated Debt Indentures, Section 8.1)

      Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series issued under such Indenture and then outstanding and affected (voting as a class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Senior and Senior Subordinated Debt Indentures, Section 8.2)

      The Senior Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Senior Subordinated Debt Indenture, Section 8.6)

GOVERNING LAW

      The Indentures and the Securities will be governed by, and construed in accordance with, the laws of the State of California. (Senior and Senior Subordinated Debt Indentures, Section 11.8)

CONCERNING THE TRUSTEE

      Pursuant to the Trust Indenture Act of 1939, as amended, should a default occur with respect to either the Debt Securities issued under the Senior Debt Indenture or the Debt Securities issued under the Senior Subordinated Debt Indenture, The Chase Manhattan Bank would be required to resign as Trustee under one of the Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated. The Trustee is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking relationships and with which the Company and its subsidiaries maintain credit facilities.

                             PLAN OF DISTRIBUTION

      The Company may sell the Debt Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers. Any such underwriters, dealers or agents may include Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Charles Schwab & Co., Inc.

      Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commission payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If any underwriters are utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      In order to facilitate the offering of the Debt Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Debt Securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Debt Securities for their own accounts. In addition, to cover overallotments or to stabilize the price of the Debt Securities, the underwriters may bid for, and purchase, the Debt Securities in the open market. Finally, in any offering of the Debt Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Debt Securities in the offering if the syndicate repurchases previously distributed Debt Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debt Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms, including Morgan Stanley & Co., Incorporated, Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Charles Schwab & Co., Inc. ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      Any underwriter, agent or dealer utilized in the initial offering of Debt Securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

      If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

      Schwab is a wholly owned subsidiary of the Company. Each initial offering of Debt Securities will be conducted in compliance with the requirements of Conduct Rule 2720 of the National Association of Securities Dealers, Inc. ("NASD") regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any Debt Securities, Schwab may offer and sell such Debt Securities in the course of its business as a broker-dealer. Schwab may act as a principal or agent in such transactions and may use this Prospectus in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. Schwab may, but is not obligated to, make a market in the Debt Securities and may discontinue any market-making activities at any time without notice.

                                LEGAL OPINIONS

      The legality of the Debt Securities will be passed upon for the Company by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation. Certain directors of that firm beneficially own an aggregate of less than 1% of the Common Stock of the Company.

      Certain legal matters relating to the Debt Securities will be passed upon on behalf of dealers, underwriters or agents by Davis Polk & Wardwell.

                                    EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche llp, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and National Association of Securities Dealers, Inc. filing fee.

   SEC registration fee............................................... $ 44,250
   NASD fee...........................................................   15,500
   Printing and engraving expenses....................................   10,000
   Accountants' fees and expenses.....................................   10,000
   Legal fees and expenses............................................   80,000
   Fees and expenses for qualification under state securities laws....   20,000
   Trustee's fees and expenses........................................    5,000
   Rating agency fees.................................................   50,000
   Miscellaneous......................................................    3,250
                                                                       --------
     Total............................................................ $238,000
                                                                       ========

--------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Third Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors will not be personally liable to the Company or it stockholders for monetary damages for breach of fiduciary duty as a director, with specific exceptions. The exceptions related to (i) any breach of a director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (iv) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

  The Company's Second Restated Bylaws also provides for the indemnification of both its directors and officers within the limitations permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company. This provision is sufficiently broad to permit indemnification under certain circumstances for liabilities (and for reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. The Company has entered into indemnity agreements with its directors that contain provisions that are in some respects broader than the specified indemnification provisions contained in Delaware law.

  The Company has obtained directors' and officers' liability and corporate reimbursement insurance covering all officers and directors of the Company and its subsidiaries and providing for the reimbursement of amounts paid by the Company or its subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1.1    Form of Underwriting Agreement
  1.2    Form of Distribution Agreement
  4.1    Form of Senior Debt Indenture filed on July 1, 1993 as Exhibit 4.1 to the Company's Registration Statement on Form S-3 (registration number
          33-65342) and incorporated herein by reference.
  4.2    Form of Senior Subordinated Debt Indenture filed on July 1, 1993 as
          Exhibit 4.2 to the Company's Registration Statement on Form S-3
          (registration number 33-65342) and incorporated herein by reference.
  5.1    Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
          Professional Corporation.
 12.1    Computation of Consolidated Ratio of Earnings to Fixed Charges.
 23.1    Independent Auditors' Consent.
 23.2    Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
          Professional Corporation (included in Exhibit 5.1).
 24.1    Powers of Attorney.
 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Chase Manhattan Bank.
 28.1    Financial Data Schedule (electronic only) filed on May 12, 1998 as
          Exhibit 27.1 to the Company's Form 10-Q and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA ON THE 28TH DAY OF MAY, 1998.

                                          THE CHARLES SCHWAB CORPORATION

                                          By: /s/ Steven L. Scheid
                                             _________________________________
                                             Steven L. Scheid
                                             Executive Vice President and
                                             Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE COMPANY IN THE CAPACITIES INDICATED AND ON MAY 28, 1998.

              SIGNATURE                        TITLE


                                    Chairman, Co-Chief Executive Officer and
     /s/ Charles R. Schwab*         Director (principal executive officer)
---------------------------------
        Charles R. Schwab

     /s/ David S. Pottruck*         Co-Chief Executive Officer, President,
---------------------------------   Chief Operating Officer and Director
        David S. Pottruck           (principal executive officer)

      /s/ Steven L. Scheid          Executive Vice President and Chief
---------------------------------   Financial Officer (principal financial and
        Steven L. Scheid            accounting officer)

      /s/ Nancy H. Bechtle*         Director
---------------------------------
        Nancy H. Bechtle

     /s/ C. Preston Butcher*        Director
---------------------------------
       C. Preston Butcher

      /s/ Donald G. Fisher*         Director
---------------------------------
        Donald G. Fisher

      /s/ Anthony M. Frank*         Director
---------------------------------
        Anthony M. Frank

     /s/ Frank C. Herringer*        Director
---------------------------------
       Frank C. Herringer

      /s/ Stephen T. McLin*         Director
---------------------------------
        Stephen T. McLin

      /s/ George P. Shultz*         Director
---------------------------------
        George P. Shultz

      /s/ Roger O. Walther*         Director
---------------------------------
        Roger O. Walther

        /s/ Steven L. Scheid        Attorney-in-fact
* By_____________________________
    Steven L. Scheid Attorney-in-
                Fact

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  1.1    Form of Underwriting Agreement
  1.2    Form of Distribution Agreement
  5.1    Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
          Professional Corporation.
 12.1    Computation of Consolidated Ratio of Earnings to Fixed Charges.
 23.1    Independent Auditors' Consent.
 24.1    Powers of Attorney.
 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Chase Manhattan Bank.